Exhibit 99.1

COLUMBIA BANKING SYSTEM ANNOUNCES

CLOSING OF $240 MILLION COMMON STOCK OFFERING, INCLUDING THE

EXERCISE OF THE UNDERWRITERS’ OVER-ALLOTMENT OPTION

TACOMA, Washington, May 5, 2010 — Columbia Banking System, Inc. (NASDAQ: COLB) announced that it has raised $240 million through a previously announced public offering by issuing 11,040,000 shares of the Company’s common stock, including 1,440,000 shares pursuant to the underwriters’ over-allotment option, at a price to the public of $21.75 per share. The net proceeds to the Company after deducting underwriting discounts and commissions and estimated offering expenses are expected to be approximately $229.1 million. Keefe, Bruyette & Woods, Inc. acted as lead book-running manager of the offering. D.A. Davidson & Co., RBC Capital Markets and Sandler O’Neill + Partners, L.P. served as co-managers.

“We are very pleased with the results of our public offering, which we believe again validates the strength of our company” said Melanie Dressel, President and Chief Executive Officer. “This additional capital further strengthens our flexibility to respond to business opportunities as they arise.”

This announcement shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. The registration statement relating to the common stock and the offering has been filed with the Securities and Exchange Commission and is effective. A prospectus supplement and accompanying prospectus may be obtained from Keefe, Bruyette & Woods, Inc., Equity Capital Markets, 787 Seventh Avenue, 4th Floor, New York, NY, 10019, or by calling toll-free (800) 966-1559.

About Columbia

Headquartered in Tacoma, Washington, Columbia Banking System, Inc. is the holding company of Columbia State Bank, a Washington state-chartered full-service commercial bank which was awarded second place in the large employer category by Seattle Business Magazine’s “100 Best Companies to Work For 2009” and was designated one of Puget Sound Business Journal’s “Washington’s Best Workplaces 2009.”

With the January 2010 FDIC-assisted acquisitions of Columbia River Bank and American Marine Bank, Columbia Banking System has 85 banking offices, including 60 branches in Washington State and 25 branches in Oregon. Columbia State Bank does business under the Bank of Astoria name at the Bank of Astoria’s former branches located in Astoria, Warrenton, Seaside, Cannon Beach, Manzanita and Tillamook. More information about Columbia can be found on its website at www.columbiabank.com.

Note Regarding Forward-Looking Statements

This news release includes forward-looking statements. These forward-looking statements describe management’s expectations regarding future events and developments such as the expected net proceeds from the offering. The words “will,” “believe,” “expect,” “intend,” “should,” and “anticipate” and words of similar construction are intended in part to help identify forward-looking statements. Future events are difficult to predict, and the expectations described above are necessarily subject to risks and uncertainties that may cause actual results to differ materially and adversely. In addition to discussions about risks and uncertainties set forth from time to time in Columbia’s filings with the Securities and Exchange Commission, available at the SEC’s website at www.sec.gov and the Company’s website at www.columbiabank.com, including the “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our annual reports on Form 10-K and quarterly reports on Form 10-Q, factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following: (1) local, national and international economic conditions may be less favorable than expected or have a more direct and pronounced effect on Columbia than expected and adversely affect Columbia’s ability to continue its internal growth at historical rates and maintain the quality of its earning assets; (2) changes in interest rates may reduce interest margins more than expected and negatively affect funding sources; (3) projected business increases following strategic expansion or opening or acquiring new branches may be lower than expected; (4) costs or difficulties related to the integration of acquisitions may be greater than expected; (5) competitive pressure among financial institutions may increase significantly; and (6) legislation or regulatory requirements or changes may adversely affect the businesses in which Columbia is engaged. We believe the expectations reflected in our forward-looking statements are reasonable, based on information available to us on the date hereof. However, given the described uncertainties and risks, we cannot guarantee our future performance or results of operations and you should not place undue reliance on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The factors noted above and the risks and uncertainties described in our SEC filings should be considered when reading any forward-looking statements in this release.

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